EXHIBIT 99.1

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated costs and expenses payable by us in connection with the issuance and distribution of $250 million aggregate principal amount of 3.35% First Mortgage Bonds due 2025 being registered pursuant to our Registration Statement on Form S-3ASR (Registration No. 333-192267), as supplemented, other than underwriting discounts and commissions, are set forth as follows:

Registration fee	$29,050
Legal fees and expenses	75,000
Accounting fees and expenses	89,440
Trustee fees	10,000
Rating agency fees	234,438
Indenture recording fees	45,000
Printing and delivery of registration statement, prospectus, certificates, etc.	20,000
Miscellaneous expenses	12,072
Total	$515,000